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                                                                   EXHIBIT 10.16



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                                VIEWLOCITY, INC.
                                FRONTEC AMT, INC.

                                  VIEWLOCITY AB

                           LOAN AND SECURITY AGREEMENT

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         This LOAN AND SECURITY AGREEMENT is entered into as of November 26,
1999, by and between IMPERIAL BANK ("Bank") and VIEWLOCITY, INC. ("Viewlocity"), FRONTEC AMT, INC., AND VIEWLOCITY AB ( individually, a "Borrower" and collectively, the "Borrowers").

                                    RECITALS

         Borrowers wish to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrowers. This Agreement sets forth the terms on which Bank will advance credit to Borrowers, and Borrowers will repay the amounts owing to Bank.

                                    AGREEMENT

         The parties agree as follows:

         1. DEFINITIONS AND CONSTRUCTION.

                       1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                           "Accounts" means all presently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to a Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by a Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by a Borrower and Borrower's Books relating to any of the foregoing.

                           "Advance" or "Advances" means a cash advance or cash
advances under the Revolving Facility.

                           "Affiliate" means, with respect to any Person, any
Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

                           "Bank Expenses" means all:  reasonable costs or
expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees which shall not exceed $5,000 per calendar quarter; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

                           "Borrower's Books" means all of a Borrower's books
and records including: ledgers; records concerning a Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                           "Borrowing Base" means an amount equal to eighty
percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers.

                           "Business Day" means any day that is not a Saturday,
Sunday, or other day on which banks in the State of California or Massachusetts are authorized or required to close.

                           "Change in Control" shall mean a transaction in which
any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of a Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of a Borrower, who did not have such power before such transaction.


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                           "Closing Date" means the date of this Agreement.

                           "Code" means the California Uniform Commercial Code.

                           "Collateral" means the property described on
EXHIBIT A attached hereto.

                           "Committed Revolving Line" means a credit extension
of up to Two Million Six Hundred Thousand Dollars ($2,600,000).

                           "CommVest Lease Financing" means that Master Lease
Agreement dated November ____, 1999 by and between Viewlocity, Inc. as Lessee and CommVest, LLC as Lessor.

                           "Contingent Obligation" means, as applied to any
Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                           "Copyrights" means any and all copyright rights,
copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                           "Credit Extension" means each Advance, Equipment
Advance, or any other extension of credit by Bank for the benefit of Borrowers hereunder.

                           "Daily Balance" means the amount of the Obligations
owed at the end of a given day.

                           "Debt Service Coverage" means, as of any date of
determination, a ratio of (a) the sum of (i) earnings after tax annualized for the preceding three (3) months plus interest and non-cash (i.e., depreciation and amortization) expenses, annualized for the preceding (3) three months to (b) the sum of (i) current portion of long term debt and capitalized leases plus
(ii) interest expense, annualized for the preceding three months.

                           "Eligible Accounts" means those Accounts that arise
in the ordinary course of Viewlocity's business in the United States and in the United Kingdom that comply with all of Borrowers' representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank as a consequence of any Collateral audits done pursuant to Section 6.3 in Bank's reasonable judgment and upon notification thereof to Agent in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

                           (a) Accounts that the account debtor has failed to
pay within ninety (90) days of invoice date;

                           (b) Accounts with respect to an account debtor,
twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;


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                           (c) Accounts with respect to which the account debtor
is an officer, employee, or agent of a Borrower;

                           (d) Accounts with respect to which goods are placed
on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                           (e) Accounts with respect to which the account debtor
is an Affiliate of Viewlocity;

                           (f) Accounts with respect to which the account debtor
does not have its principal place of business in the United States or the United Kingdom, except for Eligible Foreign Accounts;

                           (g) Accounts with respect to which the account debtor
is the United States or any department, agency, or instrumentality of the United States;

                           (h) Accounts with respect to which Viewlocity is
liable to the account debtor for goods sold or services rendered by the account debtor to a Viewlocity, but only to the extent of any amounts owing to the account debtor against amounts owed to a Borrower;

                           (i) Accounts with respect to an account debtor,
including Subsidiaries and Affiliates of such account debtor, whose total obligations to Viewlocity exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

                           (j) Accounts with respect to which the account debtor
disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                           (k) Accounts the collection of which Bank reasonably
determines to be doubtful.

                           "Eligible Foreign Accounts" means Accounts with
respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or (ii) that Bank approves on a case-by-case basis.

                           "Equipment" means all present and future machinery,
equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which a Borrower has any interest.

                           "Equity Event" means the receipt by Viewlocity
following the Closing Date of proceeds from investors acceptable to Bank of not less than Ten Million Dollars ($10,000,000) from the sale or issuance in one or more transactions of its equity securities.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, and the regulations thereunder.

                           "Event of Default" has the meaning assigned in
Article 8.

                           "GAAP" means generally accepted accounting principles
as in effect from time to time.

                           "Indebtedness" means (a) all indebtedness for
borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.


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                           "Insolvency Proceeding" means any proceeding
commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                           "Intellectual Property Collateral" means all of a
Borrower's right, title, and interest in and to the following:

                           (a) Copyrights, Trademarks and Patents;

                           (b) Any and all trade secrets, and any and all
intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                           (c) Any and all design rights which may be available
to a Borrower now or hereafter existing, created, acquired or held;

                           (d) Any and all claims for damages by way of past,
present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                           (e) All licenses or other rights to use any of the
Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                           (f) All amendments, renewals and extensions of any of
the Copyrights, Trademarks or Patents; and

                           (g) All proceeds and products of the foregoing,
including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                           "Inventory" means all present and future inventory in
which a Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of a Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                           "Investment" means any beneficial ownership of
(including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                           "IRC" means the Internal Revenue Code of 1986, as
amended, and the regulations thereunder.

                           "Lien" means any mortgage, lien, deed of trust,
charge, pledge, security interest or other encumbrance.

                           "Loan Documents" means, collectively, this Agreement,
any note or notes executed by Borrowers, and any other agreement entered into between Borrowers and Bank in connection with this Agreement, all as amended or extended from time to time.

                           "Material Adverse Effect" means a material adverse
effect on (i) the business operations or condition (financial or otherwise) of a Borrower and its Subsidiaries taken as a whole or (ii) the ability of a Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.


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                           "Negotiable Collateral" means all of a Borrower's
present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                           "Obligations" means all debt, principal, interest,
Bank Expenses and other amounts owed to Bank by Borrowers pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from a Borrower to others that Bank may have obtained by assignment or otherwise.

                           "Patents" means all patents, patent applications and
like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                           "Periodic Payments" means all installments or similar
recurring payments that Borrowers may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrowers and Bank.

                           "Permitted Indebtedness" means:

                           (a) Indebtedness of Borrowers in favor of Bank
arising under this Agreement or any other Loan Document;

                           (b) Indebtedness existing on the Closing Date and
disclosed in the Schedule;

                           (c) Indebtedness secured by a lien described in
clause (c) of the defined term "Permitted Liens," provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness; and

                           (d) Subordinated Debt.

                           "Permitted Investment" means:

                           (a) Investments existing on the Closing Date
disclosed in the Schedule; and

                           (b) (i) marketable direct obligations issued or
unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank's money market accounts.

                           "Permitted Liens" means the following:

                           (a) Any Liens existing on the Closing Date and
disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                           (b) Liens for taxes, fees, assessments or other
governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

                           (c) Liens (i) upon or in any equipment acquired or
held by a Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition,


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provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                           (d) Liens incurred in connection with the extension,
renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                           "Person" means any individual, sole proprietorship,
partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                           "Prime Rate" means the variable rate of interest, per
annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                           "Responsible Officer" means each of the Chief
Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of a Borrower.

                           "Revolving Facility" means the facility under which
Agent may request Bank to issue Advances, as specified in Section 2.1(a) hereof.

                           "Revolving Maturity Date" means November 25, 2000.

                           "Schedule" means the schedule of exceptions attached
 hereto, if any.

                           "Subordinated Debt" means any debt incurred by one or
more Borrowers that is subordinated to the debt owing by Borrowers to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrowers and Bank).

                           "Subsidiary" means any corporation or partnership in
which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by a Borrower, either directly or through an Affiliate.

                           "Tangible Net Worth" means at any date as of which
the amount thereof shall be determined, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Viewlocity and its Subsidiaries minus capitalized software, goodwill, and intangible assets, plus Subordinated Debt, on a consolidated basis determined in accordance with GAAP.

                           "Total Liabilities" means at any date as of which the
amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Viewlocity, including in any event all Indebtedness.

                           "Trademarks" means any trademark and servicemark
rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Borrower connected with and symbolized by such trademarks.

            1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2. LOAN AND TERMS OF PAYMENT.

            2.1 CREDIT EXTENSIONS.


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                           Borrowers promise to pay to the order of Bank, in
lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrowers hereunder. Borrowers shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

                       (a) REVOLVING ADVANCES.

                           (i) Subject to and upon the terms and conditions of
this Agreement, Agent may request Advances in an aggregate amount not to exceed the lesser of the (i) Committed Revolving Line, and (ii) the amount required to pay off Borrower's debt to Handelsbanken. Notwithstanding the foregoing and subject to the conditions set forth below, beginning on January 1, 2000, subject to and upon the terms and conditions of this Agreement, Agent may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base. Notwithstanding the foregoing, upon the earlier of (i) January 1, 2000, and (ii) the occurrence of the Equity Event, and continuing until the occurrence of the IP Transfer set forth in Section 6.14(a) hereof, Borrowers shall pay down the outstanding principal and accrued interest under the Committed Revolving Line so that the aggregate outstanding Advances plus the face amount of the Letter of Credit (or if drawn, the unreimbursed amount of the Letter of Credit) do not exceed the amount specified in that certain Floating Charge Agreement dated November 26, 1999, by and between Bank and Viewlocity AB to the extent Bank has a valid perfected security interest in the property described therein. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this
Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Borrowers may prepay any Advances without penalty or premium.

                           (ii) Whenever Borrowers desire an Advance, Agent will
notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrowers shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(a) to Agent's deposit account.

                       (b) TAX GROSS UP. Borrowers agree that all payments made hereunder shall be made free and clear of, and without deduction for, any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by Bank's net income or receipts (such non-excluded items the "Taxes"). If any withholding or deduction from any payment by Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrowers shall (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Bank an official receipt or other documentation satisfactory to Bank evidencing such payment to such authority; and (iii) pay to Bank such additional amount or amounts needed to ensure that the net amount Bank actually receives equals the full amount Bank would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against Bank with respect to any payment it receives hereunder, Bank may pay such Taxes and Borrowers shall promptly pay such additional amounts (including any penalties, interest or expenses) needed so that the net amount Bank received after the payment of such Taxes (including any Taxes on such additional amount) equals the amount Bank would have received had not such Taxes been asserted. If Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fails to remit to Bank the required receipts or other required documentary evidence, Borrowers shall indemnify Bank for any incremental Taxes, interest or penalties that may become payable by Bank as a result of any such failure. Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this Section shall survive the payment in full of all amounts owing under this Agreement and the termination of this Agreement.


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                       (c) CURRENCY CONVERSION. Borrowers agree that if, for
the purposes of obtaining a judgment in any court, it is necessary to convert a sum due hereunder in United States Dollars into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Bank could purchase United States Dollars with such other currency on the business day preceding that on which final judgment is given. Borrowers' obligation in respect of any sum it owes to Bank shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the business day following Bank's receipt of any sum adjudged to be so due in such other currency Bank may, in accordance with normal banking procedures, purchase United States Dollars with such other currency; if the United States Dollars so purchased are less than the sum originally due to Bank in United States Dollars, Borrowers, as a separate obligation and notwithstanding any such judgment, shall indemnify and hold harmless Bank against such loss, and if the United States Dollars so purchased exceed the sum originally due to Bank in United States Dollars, Bank shall remit such excess to Agent.

                       (d) LETTER OF CREDIT. Viewlocity, Inc. and Bank have entered into that certain Application for Standing Letter of Credit and Security Agreement, and the Addendum thereto, each dated October 26, 1999 ("Letter of Credit Agreement"), under which Bank has issued a letter of credit for the account of Viewlocity, Inc. in the face amount of $1,212,468 (the "Letter of Credit"). Such Letter of Credit shall expire on November 5, 2000.

         2.2 OVERADVANCES. If the aggregate amount of the outstanding Advances exceeds the lesser of the Committed Revolving Line or the Borrowing Base on or after January 1, 2000, Borrowers shall immediately pay to Bank, in cash, the amount of such excess.

         2.3 INTEREST RATES, PAYMENTS, AND CALCULATIONS.

                 (a) INTEREST RATES.

                       (i) ADVANCES. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to two percent (2.00%) above the Prime Rate. Notwithstanding the foregoing, following the occurrence of an Equity Event, and Bank's receipt of written notice thereof and any evidence thereof that Bank reasonably requires, such rate shall be reduced to one percent (1.00%) above the Prime Rate.

                 (b) LATE FEE; DEFAULT RATE. If any payment is not made within ten (10) days after the date such payment is due, Borrowers shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                 (c) PAYMENTS. Interest hereunder shall be due and payable on the first (1st) calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrowers' deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                 (d) COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

         2.4 CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item


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

of payment to such deposit account or Obligation as Agent specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

        2.5 FEES.  Borrowers shall pay to Bank the following:

            (a) FACILITY FEE. On the Closing Date, a Facility Fee equal to $2,500, which shall be nonrefundable;


            (b) BANK EXPENSES. On the Closing Date, all Bank Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses and, after the Closing Date, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

        2.6 ADDITIONAL COSTS. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                 (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrowers or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                 (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                 (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Obligations, Bank shall notify Agent thereof. Borrowers agree to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

        2.7 TERM. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Revolving Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

        3. CONDITIONS OF LOANS.

           3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                 (a) this Agreement;

                 (b) certificates of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                 (c) financing statements (Form UCC-1) from Viewlocity, Inc. Frontec AMT, Inc., and Viewlocity AB (or within ten (10) days of the Initial Credit Extension for the UCC-1's for Viewlocity AB or an Event of Default shall have occurred) for filing in Georgia and Connecticut which Borrowers represent are the only states in the United States in which the Borrowers have assets;

                 (d) intellectual property security agreements from Viewlocity, Inc., Frontec AMT, Inc., and Viewlocity AB;

                 (e) guaranty and security agreement, board resolutions to guarantee and pledge assets from Frontec AMT Limited, together with a legal opinion (U.K.) related thereto (or within three (3) days of the Initial Credit Extension for the legal opinion or an Event of Default shall have occurred);

                 (f) agreement to provide insurance;

                 (g) payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof;

                 (h) security agreement, board resolutions to borrow and pledge assets from Viewlocity AB, together with a legal opinion (Sweden) related thereto;

                 (i) a warrant to purchase the capital stock of Viewlocity, Inc.

                 (j) an audit of the Collateral, the results of which shall be satisfactory to Bank; and

                 (k) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

         3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                 (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                 (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrowers on the date of such Credit Extension as to the accuracy of the facts referred to in this
Section 3.2.

       4. CREATION OF SECURITY INTEREST.

                  Each Borrower represents and warrants as follows:

         4.1 GRANT OF SECURITY INTEREST. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

         4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

         4.3 RIGHT TO INSPECT. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

    5. REPRESENTATIONS AND WARRANTIES.

         Each Borrower represents and warrants as follows:

         5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing under the laws of its jurisdiction of incorporation and qualified and licensed to do business in any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified.

         5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation, Bylaws, or other charter documents nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

         5.3 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

         5.4 BONA FIDE ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

         5.5 MERCHANTABLE INVENTORY. All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

         5.6 INTELLECTUAL PROPERTY COLLATERAL. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except as set forth in the Schedule, Borrower's rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service.

         5.7 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address below its signature hereto indicated in Section 10 hereof.

         5.8 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect, or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

         5.9 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

         5.10 SOLVENCY, PAYMENT OF DEBTS. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

         5.11 REGULATORY COMPLIANCE. Borrower and each Subsidiary which is subject to ERISA have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

         5.12 ENVIRONMENTAL CONDITION. Except as disclosed in the Schedule, none of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

         5.13 TAXES. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

         5.14 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

         5.15 GOVERNMENT CONSENTS. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, the failure to obtain which could have a Material Adverse Effect.

         5.16 YEAR 2000. Borrower and its Subsidiaries have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a Material Adverse Effect upon its financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

         5.17 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6. AFFIRMATIVE COVENANTS.

                  Each Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, such Borrower shall do all of the following:

         6.1 GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

         6.2 GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Viewlocity shall deliver to Bank: (a) as soon as available, but in any event within twenty-five
(25) days after the end of each calendar month, a company prepared consolidated balance sheet and income statement covering Viewlocity's consolidated operations during such period, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Viewlocity's fiscal year, audited consolidated financial statements of Viewlocity prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) if applicable, copies of all statements, reports and notices sent or made available generally by Viewlocity to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Viewlocity or any Subsidiary that could result in damages or costs to Viewlocity or any Subsidiary of Fifty Thousand Dollars ($50,000) or more; (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time generally prepared by Viewlocity in the ordinary course of business; and (f) within thirty (30) days of the last day of each fiscal quarter, a report signed by Viewlocity, in form reasonably acceptable to Bank, listing any applications or registrations that any Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in any Borrower's intellectual property, including but not limited to any subsequent ownership right of any Borrower in or to any Trademark, Patent or Copyright not specified in EXHIBITS A, B, and C of the Intellectual Property Security Agreement delivered to Bank by a Borrower in connection with this Agreement.

         Within twenty-five (25) days after the last day of each month, Viewlocity shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto, together with aged listings of accounts receivable and accounts payable.

         Viewlocity shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT D hereto.

         Bank shall have a right from time to time hereafter to audit a Borrower's Accounts and appraise Collateral at Borrowers' expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

         6.4 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

         6.5 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

         6.6 INSURANCE.

                  (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                  (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

         6.7 YEAR 2000 COMPLIANCE. Borrower shall perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to time require.

         6.8 PRINCIPAL DEPOSITORY. Viewlocity, Inc. shall maintain its principal depository and operating accounts with Bank.

         6.9 TOTAL LIABILITIES-TANGIBLE NET WORTH. Beginning January 1, 2000 (and measured at the end of the month), Viewlocity, Inc. shall maintain, as of the last day of each calendar month, a ratio of Total Liabilities to Tangible Net Worth of not more than 1.00 to 1.00.

         6.10 REVENUES. Beginning January 1, 2000 (and measured at the end of the month), measured as of the last day of each calendar month, Viewlocity, Inc.'s revenues shall increase on a rolling 12-month basis.

         6.11 EQUITY EVENT. The Equity Event shall have occurred on or prior to December 15, 1999. Notwithstanding the foregoing, on or prior to December 31, 1999, Viewlocity, Inc. shall have received proceeds from investors acceptable to Bank following the Closing Date of not less than Twenty Million Dollars ($20,000,000) from the sale or issuance in one or more transactions of its equity securities. Viewlocity, Inc. shall keep no less than seventy percent (70%) of the remaining cash proceeds from the sale or issuance of its equity securities in accounts located in the United States. Upon Bank's request from time to time, Viewlocity shall deliver to Bank a listing in detail reasonably satisfactory to Bank of such accounts.

         6.12 LIQUIDITY. Beginning January 1, 2000 (and measured at the end of the month), Viewlocity, Inc. shall maintain a balance of unrestricted cash and cash equivalents plus the Borrowing Base equal to the greater of (i) an amount equal to three months Cash Burn ("Cash Burn" shall be defined as prior period cash and cash equivalents less current period cash and cash equivalents, that have been adjusted for any net changes in financial debt, equity, minority interests, acquisitions, and non-financed capital expenditures), and (ii) two
(2) times the outstanding balance of all outstanding debt (including the face amount of the Letter of Credit) of Borrowers' to Bank.

         6.13 RENEWAL ON MAINTENANCE CONTRACTS. Beginning January 1, 2000 (and measured at the end of the month), on a rolling twelve-month basis, not less than ninety percent (90%) of the support contracts to which Viewlocity, Inc. is a party as supplier or billing on behalf of a third party supplier that are renewable during such period shall be renewed on terms substantially similar to those in place prior to the scheduled expiration date.

         6.14 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

                  (a) Viewlocity AB shall use its best efforts to transfer all of the Intellectual Property Collateral in which it has an interest to Viewlocity, Inc. within ninety (90) days following the Closing Date (the "IP Transfer"). Viewlocity AB shall not otherwise convey, sell, lease, transfer or otherwise dispose of the Intellectual Property Collateral except as provided herein.

                  (b) Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable: (i) those intellectual property rights listed on EXHIBITS A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement, within thirty (30) days of the date of this Agreement, (ii) all registerable intellectual property rights Borrower has developed as of the date of this Agreement but heretofore failed to register, within thirty (30) days of the date of this Agreement, and (iii) those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product, prior to the sale or licensing of such product to any third party, and prior to Borrower's use of such product (including without limitation major revisions or additions to the intellectual property rights listed on such EXHIBITS A, B and C). Borrower shall give Bank notice of all such applications or registrations.

                  (c) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

                  (d) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

                  (e) Bank may audit Borrower's Intellectual Property Collateral to confirm compliance with this Section 6.14, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this
Section 6.14 to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.14.

         6.15 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7. NEGATIVE COVENANTS.

                  Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, such Borrower will not do any of the following:

         7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of surplus, worn-out or obsolete Equipment.

         7.2 CHANGE IN BUSINESS; CHANGE IN CONTROL OR EXECUTIVE OFFICE. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto). Borrower will not have a Change in Control and will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

         7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, unless (i) no Event of Default has occurred, is continuing or would exist after giving effect to the transaction(s), and (ii) Viewlocity or such other Subsidiary that is also a Borrower shall remain the surviving entity following such transaction or, if Viewlocity or such other Subsidiary that is also a Borrower will not be the surviving entity, then all Obligations shall be repaid by Borrowers and Bank's obligations to make Credit Extensions to Borrowers shall terminate prior to such transaction, or (iii) if a Subsidiary of Borrower that is not also a Borrower will be the surviving entity (and no Borrower is being acquired, merged or consolidated in the transaction), provided the Bank is granted a security interest in and a first lien position on such Subsidiary's assets within thirty
(30) days from the date of such transaction.

         7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

         7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

         7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.

         7.7 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments or Investments not to exceed $1,000,000 in the aggregate; provided however that this Section 7.7 shall not limit Borrower's ability to consummate mergers or acquistions in accordance with Section 7.3.

         7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

         7.9 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

         7.10 INVENTORY AND EQUIPMENT. Store the Inventory or the Equipment with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

         7.11 COMPLIANCE. Become an "investment company" or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

         7.12 INTELLECTUAL PROPERTY AGREEMENTS. Without Bank's prior written approval, which shall not be unreasonably withheld, Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts.

     8. EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an Event of Default under this Agreement:

         8.1 PAYMENT DEFAULT. If Borrowers fail to pay, when due, any of the Obligations;

         8.2 COVENANT DEFAULT. If a Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between such Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after such Borrower receives notice thereof or any officer of such Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by such Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then such Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

         8.3 MATERIAL ADVERSE CHANGE. If there occurs a material adverse change in a Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

         8.4 ATTACHMENT. If any material portion of any of a Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if any Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of any Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of any Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after any Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Borrower (provided that no Credit Extensions will be required to be made during such cure period);

         8.5 INSOLVENCY. If a Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by a Borrower, or if an Insolvency Proceeding is commenced against a Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

         8.6 OTHER AGREEMENTS. If there is a default in any agreement to which a Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000) or that could have a Material Adverse Effect;

         8.7 SUBORDINATED DEBT. If a Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

         8.8 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against a Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

         8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

         8.10 GUARANTY. If any guaranty of all or a portion of the Obligations ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any guarantor revokes or purports to revoke any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty.

     9. BANK'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

                  (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement or under any other agreement between Borrowers and Bank;

                  (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                  (d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Each Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Each Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of a Borrower's owned premises, and Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                  (e) Set off and apply to the Obligations any and all
(i) balances and deposits of any Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of any Borrower held by Bank;

                  (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, any Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, any Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                  (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                  (h) Bank may credit bid and purchase at any public sale; and

                  (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers.

         9.2 POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default, Borrowers hereby irrevocably appoint Bank (and any of Bank's designated officers, or employees) as Borrowers' true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse any Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign any Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to any Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to modify, in its sole discretion, any intellectual property security agreement entered into between any Borrower and Bank without first obtaining such Borrower's approval of or signature to such modification by amending EXHIBITS A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by such Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which such Borrower no longer has or claims to have any right, title or interest; (h) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Borrower where permitted by law; and (i) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code; provided Bank may exercise such power of attorney to sign the name of such Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrowers' attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

         9.3 ACCOUNTS COLLECTION. At any time during the term of this Agreement, Bank may notify any Person owing funds to any Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrowers shall collect all amounts owing to Borrowers for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

         9.4 BANK EXPENSES. If any Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Agent: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

         9.5 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

         9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrowers' part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

         9.7 DEMAND; PROTEST. Borrowers waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrowers may in any way be liable.

     10. NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Agent or to Bank, as the case may be, at its addresses set forth below:

         If to Agent on         c/o Viewlocity, Inc.
         behalf of Borrowers:   400 Perimeter Center Terrace, Suite 320
                                Atlanta, GA 30346
                                Attn:  Stan Stoudenmire, Chief Financial Officer
                                FAX:  (770) 512-8902

         If to Bank:            Imperial Bank
                                226 Airport Parkway
                                San Jose, CA  95110-1024
                                Attn:  Corporate Banking Center
                                FAX:  (408) 451-8586
         with a copy to:        Imperial Bank
                                225 Franklin Street, Suite 2730
                                Boston, MA 02110
                                Attn:  Oscar Jazdowski/Suzanne Smetana
                                FAX:  (617) 956-0557

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of the Borrowers and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWERS AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12. GENERAL PROVISIONS.

         12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrowers without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrowers to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

         12.2 INDEMNIFICATION. Borrowers shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrowers whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

         12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

         12.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         12.5 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated orally. Except for the Letter of Credit Agreement and the Unconditional Guaranty executed in connection therewith, which shall remain in effect following the Closing Date, all prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

         12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

         12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrowers to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

         12.8 SUBROGATION AND SIMILAR RIGHTS. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 12.8 shall be null and void. If any payment is made to a Borrower in contravention of this
Section 12.8, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

         12.9 WAIVERS OF NOTICE. Each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower's risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank's failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower's risks hereunder. Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Bank with respect to the Obligations in any manner or whatsoever.

         12.10 SUBROGATION DEFENSES. Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

         12.11 RIGHT TO SETTLE, RELEASE.

                           (i) The liability of Borrowers hereunder shall not be
diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

                           (ii) Without notice to any Borrower and without
affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower,
(iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

         12.12 PRIMARY OBLIGATION. This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Advance Request Forms, Borrowing Base Certificates and Compliance Certificates.

         12.13 SUBORDINATION. Except for Subordinated Debt, all indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Bank to effect, to enforce and to give notice of such subordination.

         12.14 ENFORCEMENT OF RIGHTS. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

         12.15 VIEWLOCITY, INC. AS AGENT. Each Borrower appoints Viewlocity, Inc. as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Advances on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Advances, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to Viewlocity, Inc.'s authority to act for or on behalf of Borrower.

     13. JUDICIAL REFERENCE.

                  (a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this document, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "CLAIM DATE" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than Santa Clara County (the "COURT"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of the Court (or any subsequently enacted
Rule). Each party shall have one peremptory challenge pursuant to CCP Section
170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents which cannot be resolved by the parties shall be submitted to the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisions remedies, as appropriate.

                  (b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

                  (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

                  (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                         VIEWLOCITY, INC.

                                         By: /s/ STAN F. STOUDENMIRE
                                            ---------------------------------

                                         Title: SR. V.P. & C.F.O.
                                               ------------------------------


                                         FRONTEC AMT, INC.

                                         By: /s/ STAN F. STOUDENMIRE
                                            ---------------------------------

                                         Title: SR. V.P. & C.F.O.
                                               ------------------------------


                                         VIEWLOCITY AB

                                         By: /s/ STAN F. STOUDENMIRE
                                            ---------------------------------

                                         Title: DIRECTOR
                                               ------------------------------



                                         IMPERIAL BANK

                                         By: /s/ OSCAR JANDOWSKI
                                            ---------------------------------

                                         Title: SENIOR VICE PRESIDENT
                                               ------------------------------

DEBTOR:            VIEWLOCITY, INC., FRONTEC AMT, INC., AND VIEWLOCITY AB

SECURED PARTY:    IMPERIAL BANK


                                    EXHIBIT A

                        COLLATERAL DESCRIPTION ATTACHMENT
                         TO LOAN AND SECURITY AGREEMENT

         All personal property of each Borrower (herein referred to as a "Borrower" or "Debtor") whether presently existing or hereafter created, written, produced or acquired, including, but not limited to:

                  (i) all accounts receivable, accounts, chattel paper, contract rights (including, without limitation, royalty agreements, license agreements and distribution agreements), documents, instruments, money, deposit accounts and general intangibles, including, without limitation, returns, repossessions, books and records relating thereto, and equipment containing said books and records, all investment property, including securities and securities entitlements;

                  (ii) all software, computer source codes and other computer programs (collectively, the "Software Products"), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, United States of America and foreign, obtained or to be obtained on or in connection with the Software Products, or any parts thereof or any underlying or component elements of the Software Products together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Bank (herein referred to as "Bank" or "Secured Party") to sue in its own name and/or the name of the Debtor for past, present and future infringements of copyright;

                  (iii) all goods, including, without limitation, equipment (other than equipment subject to the CommVest Lease Financing) and inventory (including, without limitation, all export inventory);

                  (iv) all guarantees and other security therefor;

                  (v) all trademarks, service marks, trade names and service names and the goodwill associated therewith;

                  (vi) (a) all patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent whether Debtor is licensor or licensee, (c) all income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) the right (but not the obligation) to sue for past, present and future infringements thereof, (e) all rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part with any of the foregoing (all of the foregoing patents and applications and interests under patent license agreements, together with the items described in clauses (a) through (f) in this paragraph are sometimes herein individually and collectively referred to as the "Patents"); and

                  (vii) all products and proceeds, including, without limitation, insurance proceeds, of any of the foregoing.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  IMPERIAL BANK                                           DATE:  ____________

FAX #:  (617) 956-0557                                       TIME:  ____________


--------------------------------------------------------------------------------
FROM:   VIEWLOCITY, INC., FRONTEC AMT, INC., AND VIEWLOCITY AB
     ---------------------------------------------------------------------------
                             CLIENT NAME (BORROWERS)
REQUESTED BY:
             -------------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     -----------------------------------------------------------
PHONE NUMBER:
             -------------------------------------------------------------------
FROM ACCOUNT #                          TO ACCOUNT #
              -----------------------                ---------------------------

REQUESTED TRANSACTION TYPE                     REQUEST DOLLAR AMOUNT
--------------------------                     ---------------------
                                               $_______________________________
PRINCIPAL INCREASE (ADVANCE)                   $_______________________________
PRINCIPAL PAYMENT (ONLY)                       $_______________________________
INTEREST PAYMENT (ONLY)                        $_______________________________
PRINCIPAL AND INTEREST (PAYMENT)               $_______________________________

OTHER INSTRUCTIONS: ____________________________________________________________
________________________________________________________________________________

         All representations and warranties of Borrowers stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  BANK USE ONLY
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

---------------------------------------------  ---------------------------------
               Authorized Requester                          Phone #


---------------------------------------------  ---------------------------------
                Received By (Bank)                           Phone #


                  ---------------------------------------------
                           Authorized Signature (Bank)

--------------------------------------------------------------------------------

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

--------------------------------------------------------------------------------
Borrowers:  Viewlocity, Inc., Frontec AMT, Inc.,          Lender:  Imperial Bank
            and Viewlocity AB

Commitment Amount:  $2,600,000
--------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
         1.       Accounts Receivable Book Value as of ___               $______
         2.       Additions (please explain on reverse)                  $______
         3.       TOTAL ACCOUNTS RECEIVABLE                              $______

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
         4.       Amounts over 90 days due                      $______
         5.       Balance of 25% over 90 day accounts           $______
         6.       Concentration Limits
         7.       Foreign Accounts                              $______
         8.       Governmental Accounts                         $______
         9.       Contra Accounts                               $______
         10.      Demo Accounts                                 $______
         11.      Intercompany/Employee Accounts                $______
         12.      Other (please explain on reverse)             $______
         13.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                   $______
         14.      Eligible Accounts (#3 minus #13)                       $______
         15.      LOAN VALUE OF ACCOUNTS (80% of #14)                    $______

BALANCES
         16.      Maximum Loan Amount                                    $______
         17.      Total Funds Available [Lesser of #16 or #15]           $______
         18.      Present balance owing on Line of Credit                $______
         19.      Outstanding under Sublimits (if any)                   $______
         20.      RESERVE POSITION (#17 minus #18 and #19)               $______

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE FOREGOING IS TRUE, COMPLETE AND CORRECT, AND THAT THE INFORMATION REFLECTED IN THIS BORROWING BASE CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE LOAN AND SECURITY AGREEMENT BETWEEN THE UNDERSIGNED AND IMPERIAL BANK.

VIEWLOCITY, INC.


By: ____________________________________
             Authorized Signer

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:      IMPERIAL BANK
FROM:    VIEWLOCITY, INC., FRONTEC AMT, INC., AND VIEWLOCITY AB

         The undersigned authorized officer of VIEWLOCITY, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the "Agreement"), (i) Borrowers are in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.


        REPORTING COVENANT                                        REQUIRED                                            COMPLIES
        ------------------                                        --------                                            --------
        Monthly financial statements                              Monthly within 25 days                        Yes        No
        Annual (CPA Audited)                                      FYE within 90 days                            Yes        No
        10K and 10Q                                               (as applicable)                               Yes        No
        A/R & A/P Agings, Borrowing Base Cert.                    Monthly within 25 days                        Yes        No
        A/R Audit                                                 Initial and Annual                            Yes        No
        IP Report                                                 Quarterly within 30 days                      Yes        No


        FINANCIAL COVENANT                                        REQUIRED                 ACTUAL                     COMPLIES
        ------------------                                        --------                 ------                     --------
        Maintain on a Monthly Basis:
             Maximum Debt-TNW                                     1.00:1.00                _____:1.00           Yes        No
             Revenues (1)                                                                                       Yes        No
             Equity Event (2)                                                                                   Yes        No
             Minimum Liquidity (3)                                2.00:1.00 (3)            _____:1.00           Yes        No
             Renewal on Maintenance Contracts (4)                                                               Yes        No


        (1) REVENUES. Beginning January 1, 2000, measured as of the last day of each calendar month, Viewlocity, Inc.'s revenues shall increase on a rolling 12-month basis.

        (2) EQUITY EVENT. The Equity Event shall have occurred on or prior to December 15, 1999. Notwithstanding the foregoing, on or prior to December 31, 1999, Viewlocity, Inc. shall have received proceeds from investors acceptable to Bank following the Closing Date of not less than Twenty Million Dollars ($20,000,000) from the sale or issuance in one or more transactions of its equity securities. Viewlocity, Inc. shall keep no less than seventy percent (70%) of the remaining cash proceeds from the sale or issuance of its equity securities in accounts located in the United States. Upon Bank's request from time to time, Viewlocity shall deliver to Bank a listing in detail reasonably satisfactory to Bank of such accounts.

        (3) LIQUIDITY. Beginning January 1, 2000, Viewlocity, Inc. shall maintain a balance of unrestricted cash and cash equivalents plus the Borrowing Base equal to the greater of (i) an amount equal to three months Cash Burn ("Cash Burn" shall be defined as prior period cash and cash equivalents less current period cash and cash equivalents, that have been adjusted for any net changes in financial debt, equity, minority interests, acquisitions, and non-financed capital expenditures), and (ii) two (2) times the outstanding balance of all outstanding debt (including the face amount of the Letter of Credit) of Borrowers' to Bank.

        (4) RENEWAL ON MAINTENANCE CONTRACTS. Beginning January 1, 2000, on a rolling twelve-month basis, not less than ninety percent (90%) of the support contracts to which Viewlocity, Inc. is a party as supplier or billing on behalf of a third party supplier that are renewable during such period shall be renewed on terms substantially similar to those in place prior to the scheduled expiration date.


COMMENTS REGARDING EXCEPTIONS:             -------------------------------------
See Attached.                              BANK USE ONLY

                                           Received by:_________________________
Sincerely,                                                 AUTHORIZED SIGNER
                                           Date: _______________________________

_______________________________            Verified:____________________________
SIGNATURE                                                  AUTHORIZED SIGNER

_______________________________            Date:________________________________
TITLE

                                           Compliance Status         Yes     No
_______________________________
DATE
                                           -------------------------------------

                             SCHEDULE OF EXCEPTIONS


PERMITTED INDEBTEDNESS  (Section 1.1)

None.

PERMITTED INVESTMENTS  (Section 1.1)

Borrower's ownership of 100% of the stock of Frontec Integra, AB (Sweden).

PERMITTED LIENS  (Section 1.1)

None.

PRIOR NAMES  (Section 5.7)

Viewlocity, Inc.- formerly known as Arctic, Inc.
Viewlocity AB- formerly known as Frontec AMT AB
Frontec AMT, Inc.- formerly known as IRIX, inc. and AMTRIX, INC.

LITIGATION  (Section 5.8)

None.

                         CORPORATE RESOLUTIONS TO BORROW

--------------------------------------------------------------------------------
BORROWER:         VIEWLOCITY, INC.
--------------------------------------------------------------------------------

         I, the undersigned Secretary or Assistant Secretary of VIEWLOCITY, INC. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

         I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Articles of Incorporation, as amended, and the Restated Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

         I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

         BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

           NAMES                    POSITION               ACTUAL SIGNATURES
           -----                    --------               -----------------

--------------------------  ------------------------  --------------------------

--------------------------  ------------------------  --------------------------

--------------------------  ------------------------  --------------------------

--------------------------  ------------------------  --------------------------

--------------------------  ------------------------  --------------------------

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

         BORROW MONEY. To borrow from time to time from Imperial Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of November 26, 1999 (the "Loan Agreement").

         EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank the Loan Agreement and any other agreement entered into between Corporation and Bank in connection with the Loan Agreement, all as amended or extended from time to time (collectively, with the Loan Agreement, the "Loan Documents"), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

         GRANT SECURITY. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Documents.

         NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

         WARRANTS. To issue a warrant to purchase the Corporation's capital stock.

         LETTERS OF CREDIT; FOREIGN EXCHANGE. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank's issuance of letters of credit and foreign exchange contracts.

         FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

         BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

         I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

         IN WITNESS WHEREOF, I have hereunto set my hand on November 26, 1999 and attest that the signatures set opposite the names listed above are their genuine signatures.

                                        CERTIFIED AND ATTESTED BY:

                                        X_______________________________________

                         CORPORATE RESOLUTIONS TO BORROW

--------------------------------------------------------------------------------
BORROWER:         FRONTEC AMT, INC.
--------------------------------------------------------------------------------

         I, the undersigned Secretary or Assistant Secretary of FRONTEC AMT, INC. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

         I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Articles of Incorporation, as amended, and the Restated Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

         I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

         BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

           NAMES                    POSITION               ACTUAL SIGNATURES
           -----                    --------               -----------------
    GREGORY CRONIN              PRESIDENT & CEO          /s/ GREGORY CRONIN
--------------------------  ------------------------  --------------------------
    STAN F. STOUDENMIRE         SR. VP & CFO            /s/ STAN F. STOUDENMIRE
--------------------------  ------------------------  --------------------------

--------------------------  ------------------------  --------------------------

--------------------------  ------------------------  --------------------------

--------------------------  ------------------------  --------------------------

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

         BORROW MONEY. To borrow from time to time from Imperial Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of November 26, 1999 (the "Loan Agreement").

         EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank the Loan Agreement and any other agreement entered into between Corporation and Bank in connection with the Loan Agreement, all as amended or extended from time to time (collectively, with the Loan Agreement, the "Loan Documents"), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

         GRANT SECURITY. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Documents.

         NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

         WARRANTS. To issue a warrant to purchase the Corporation's capital stock.

         LETTERS OF CREDIT; FOREIGN EXCHANGE. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank's issuance of letters of credit and foreign exchange contracts.

         FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

         BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

         I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

         IN WITNESS WHEREOF, I have hereunto set my hand on November 26, 1999 and attest that the signatures set opposite the names listed above are their genuine signatures.

                                               CERTIFIED AND ATTESTED BY:

                                                /s/ STAN F. STOUDENMIRE
                                                -----------------------

                                  IMPERIAL BANK
                                   MEMBER FDIC

                         ITEMIZATION OF AMOUNT FINANCED
                            DISBURSEMENT INSTRUCTIONS
                                   (REVOLVER)


Name(s):  VIEWLOCITY, INC., FRONTEC AMT, INC.,           Date: November 26, 1999
          AND VIEWLOCITY AB


     $ credited to deposit account No. ___________ when Advances are requested or disbursed to Borrowers by cashiers check or wire transfer

Amounts paid to others on your behalf:

     $ 2,500      to Imperial Bank for Loan Fee

     $            to Imperial Bank for Document Fee

     $            to Imperial Bank for accounts receivable audit (estimate)

     $            to Bank counsel fees and expenses

     $            to _______________

     $            to _______________

     $            TOTAL (AMOUNT FINANCED)


Upon consummation of this transaction, this document will also serve as the authorization for Imperial Bank to disburse the loan proceeds as stated above.


____________________________________         ___________________________________
              Signature                                     Signature

                         AGREEMENT TO PROVIDE INSURANCE


TO:      IMPERIAL BANK                                   Date:  November 26, 1999
         c/o Hibernia Mitchel Insurance Services
         Post Office Box 8061
         Walnut Creek, CA 94596-8061                     Borrowers:  Viewlocity, Inc., Frontec AMT, Inc., and
                                                                                    Viewlocity AB


         In consideration of a loan in the amount of $3,812,458, secured by all tangible personal property including inventory and equipment.

         I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

         I/We also agree to advise the below named agent to add Imperial Bank as lender's loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

         I/We understand that the policy must contain:

         1.       Fire and extended coverage in an amount sufficient to cover:

                  (a)      The amount of the loan, OR

                  (b)      All existing encumbrances, whichever is greater,

         But not in excess of the replacement value of the improvements on the real property.

         2. Lender's "Loss Payable" Endorsement Form 438 BFU in favor of Imperial Bank, or any other form acceptable to Bank.


                              INSURANCE INFORMATION

Insurance Co./Agent               Telephone No.:

Agent's Address:

                 Signature of Obligor:___________________________

                 Signature of Obligor:___________________________

--------------------------------------------------------------------------------

------------------------------------------------
            FOR BANK USE ONLY

INSURANCE VERIFICATION: Date:___________________

Person Spoken to:_______________________________

Policy Number:__________________________________

Effective From:______________To:________________

Verified by:____________________________________

------------------------------------------------

--------------------------------------------------------------------------------
IMPERIAL BANK
     CALIFORNIA'S BUSINESS BANKS             AUTOMATIC DEBIT AUTHORIZATION
             MEMBER FDIC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To:  IMPERIAL BANK

Re:  LOAN # ___________________________________

You are hereby authorized and instructed to charge account No. ______________
in the name of VIEWLOCITY, INC., FRONTEC AMT, INC., AND VIEWLOCITY AB
--------------------------------------------------------------------------------
for principal and interest payments due on above referenced loan as set forth below and credit the loan referenced above.

                ____ Debit each interest payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

                ____ Debit each principal payment is at becomes due according to the terms of the note and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

--------------------------------------------------------------------------------
---------------------------------------------------- ---------------------------
                  Agent Signature                     Date
---------------------------------------------------- ---------------------------

---------------------------------------------------- ---------------------------

---------------------------------------------------- ---------------------------

                                                     IMPERIAL BANK/BOSTON OFFICE
Phone:   (800) 413-4624                              CLIENT AUTHORIZATION
Fax      (617) 956-0557
--------------------------------------------------------------------------------

GENERAL AUTHORIZATION
I hereby authorize Imperial Bank to use my company name, logo, and information relating to our banking relationship in its marketing and advertising campaigns which is intended for Imperial Bank's customers, prospects and shareholders.

Imperial Bank will forward any advertising or article including client for prior review and approval.


------------------------------------------------------
Signature


------------------------------------------------------
Printed Name                  Title


VIEWLOCITY, INC., FRONTEC AMT, INC., AND VIEWLOCITY AB
------------------------------------------------------
Company


------------------------------------------------------
Mailing Address


------------------------------------------------------
City, State, Zip Code


------------------------------------------------------
Phone Number


------------------------------------------------------
Fax Number


------------------------------------------------------
E-Mail


------------------------------------------------------
Date

                             YEAR 2000 QUESTIONNAIRE
                         FOR CUSTOMERS OF IMPERIAL BANK

Customer Name: Viewlocity, Inc., Frontec AMT, Inc.,     Date:  November 26, 1999
               and Viewlocity AB


Relationship Manager:  Oscar Jazdowski/Suzanne Smetana

Please complete the questionnaire based on responses from the customer. If necessary, comment in the space provided or attach additional information to this form. Any "NO" responses require appropriate follow-up with the customer on a periodic basis. Please retain a copy of this form in the credit file.


--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
                                                                                                       YES       NO       N/A
--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
1.        Has the company developed a comprehensive plan for Year 2000 compliance?

--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
2.        Is someone in the company specifically responsible for managing the Year 2000 plan:
          Name:                                                 Phone:

--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
3.        Has senior management and the board of directors reviewed and approved the plan?

--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
4.        Has the company completely inventoried its software, hardware and telecommunications?

--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
5.        Has the company identified all equipment with date-sensitive operating controls such as elevators, HVAC, security systems, manufacturing equipment, etc.?

--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
6.        Has the company verified that vendor-supplied systems will be Year 2000 compliant?

--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
7.        Has the company verified Year 2000 compliance of outside data-processing companies and established a testing time frame?

--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
8.        Has the company budgeted sufficient resources (both financial and personnel) to accomplish its Year 2000 mission?

--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
9.        Has the plan been reviewed by the company's external auditors?

--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
10.       Does the company's plan call for remediation and preliminary testing of critical systems to be largely completed by 12/31/99?

--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
11.       Will the company have contingency plans for mission critical systems in place by 12/31/99?

--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
12.       Does the company have any ongoing or long-term contracts that could subject it to liability if it failed to perform as a result of Year 2000 compliance failure?

--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
13.       Has the company discussed potential legal ramifications or expenses with its attorney?

--------- ---------------------------------------------------------------------------------------- ---------- --------- --------
14.       Has the company discussed potential losses from Year 2000 problems with insurers to determine coverage of any losses?

--------- ---------------------------------------------------------------------------------------- ---------- --------- --------


Comments:

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

DEBTOR:           VIEWLOCITY, INC.
                  FRONTEC AMT, INC.
SECURED PARTY:    IMPERIAL BANK


                               EXHIBIT A TO UCC-1

         All personal property of each Borrower (herein referred to as a "Borrower" or "Debtor") whether presently existing or hereafter created, written, produced or acquired, including, but not limited to:

                  (i) all accounts receivable, accounts, chattel paper, contract rights (including, without limitation, royalty agreements, license agreements and distribution agreements), documents, instruments, money, deposit accounts and general intangibles, including, without limitation, returns, repossessions, books and records relating thereto, and equipment containing said books and records, all investment property, including securities and securities entitlements;

                  (ii) all software, computer source codes and other computer programs (collectively, the "Software Products"), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, United States of America and foreign, obtained or to be obtained on or in connection with the Software Products, or any parts thereof or any underlying or component elements of the Software Products together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Bank (herein referred to as "Bank" or "Secured Party") to sue in its own name and/or the name of the Debtor for past, present and future infringements of copyright;

                  (iii) all goods, including, without limitation, equipment (other than equipment subject to the CommVest Lease Financing) and inventory (including, without limitation, all export inventory);

                  (iv)     all guarantees and other security therefor;

                  (v) all trademarks, service marks, trade names and service names and the goodwill associated therewith;

                  (vi) (a) all patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent whether Debtor is licensor or licensee, (c) all income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) the right (but not the obligation) to sue for past, present and future infringements thereof, (e) all rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part with any of the foregoing (all of the foregoing patents and applications and interests under patent license agreements, together with the items described in clauses (a) through (f) in this paragraph are sometimes herein individually and collectively referred to as the "Patents"); and

                  (vii) all products and proceeds, including, without limitation, insurance proceeds, of any of the foregoing.